EXHIBIT 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Berry Petroleum Company:

In our opinion, the accompanying statement of combined revenues and direct operating expenses of the oil and gas properties purchased by Berry Petroleum Company (from J-W Operating Company, three of its subsidiaries, a trust, and two individuals), presents fairly, in all material respects, the results of their operations for the year ended December 31, 2004. This financial statement is the responsibility of the management of Berry Petroleum Company and J-W Operating Company. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Berry Petroleum Company's Form 8-K and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased by Berry Petroleum Company from J-W Operating Company, a privately-held company, three of its subsidiaries, a trust, and two individuals, for the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Travis, Wolff & Company, L.L.P.
Dallas, Texas
February 28, 2005

STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY BERRY PETROLEUM COMPANY
FROM J-W OPERATING COMPANY, THREE OF ITS SUBSIDIARIES, A TRUST,
AND TWO INDIVIDUALS
(IN THOUSANDS)

FOR THE YEAR ENDED DECEMBER 31, 2004

Revenues	$19,965
Direct operating expenses	6,579
Excess of revenues over direct operating expenses	$13,386

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF COMBINED REVENUES AND
DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES
PURCHASED BY BERRY PETROLEUM COMPANY
FROM J-W OPERATING COMPANY, THREE OF ITS SUBSIDIARIES, A TRUST,
AND TWO INDIVIDUALS

(1)	THE PROPERTIES

On December 3, 2004, Berry Petroleum Company (Berry) entered into a Purchase and Sale Agreement with multiple parties comprised of J.W. Operating Company, three of its subsidiaries, a trust, and two individuals, referred to collectively as J-W or the Sellers, to acquire their interests in the Niobrara natural gas fields in northeastern Colorado (J-W properties) for approximately $110 million, subject to normal closing adjustments, with an effective date of November 1, 2004. The transaction closed January 27, 2005.

(2)	BASIS FOR PRESENTATION

During the period presented, the J-W properties were not accounted for or operated as a separate division by the Sellers. Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist and are not practicable to obtain in these circumstances.

Combined revenues and direct operating expenses included in the accompanying statement represent Berry's net working interest in the properties acquired. Direct lease operating expenses are recognized on the accrual basis and consist of all costs incurred in producing, marketing and distributing gas produced by the J-W properties as well as production taxes. Excluded from direct lease operating expenses are depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes. The financial statement presented is not indicative of the results of operations of the acquired properties going forward due to changes in the business and the need to include the above mentioned expenses on a prospective basis.

Revenue associated with sales of natural gas is recognized when title passes to the customer, net of royalties, discounts and allowances, as applicable. Natural gas produced and used in operations are not included in revenues. Revenue from natural gas production from properties in which J-W has an interest with other producers is recognized on the basis of J-W's net working interest (entitlement method).

(3)	COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the Purchase and Sale Agreement between the Sellers and Berry, any claims, litigation or disputes pending as of the effective date (November 1, 2004) or any matters arising in connection with ownership of the J-W properties prior to the effective date are retained by the Sellers. Notwithstanding this indemnification, management of J-W is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of combined revenues and direct operating expenses.

SUPPLEMENTAL INFORMATION ABOUT OIL AND GAS PRODUCING PROPERTIES
(UNAUDITED)

The following estimates of proved oil and gas reserves, both developed and undeveloped, represent interests acquired by Berry in the transaction described above, and are located solely within the United States. Proved reserves represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells for which relatively major expenditures are required for completion.

Disclosures of oil and gas reserves which follow are based on estimates as of December 31, 2003 and 2004, respectively, prepared by Berry's engineers and from information provided by the Sellers, in accordance with guidelines established by the Securities and Exchange Commission. Such estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. These estimates do not include probable or possible reserves. The information provided does not represent Berry's estimate of expected future cash flows or value of proved oil and gas reserves.

Changes in estimated reserve quantities

The net interest in estimated quantities of proved developed and undeveloped reserves of crude oil and natural gas at December 31, 2004 and changes in such quantities during the year then ended were as follows (in thousands):

	GAS	OIL
	(MMcf)	(Mbbl)
Total proved reserves:
Balance, December 31, 2003	87,815	--
Production	(3,349)	--
Revisions of previous estimates	2,614	--
Balance, December 31, 2004	87,080	--

Proved developed reserves:
Balance, December 31, 2003	31,911	--

Balance, December 31, 2004	33,806	--

SUPPLEMENTAL INFORMATION ABOUT OIL AND GAS PRODUCING PROPERTIES - CONTINUED
(UNAUDITED)

The standardized measure has been prepared assuming year end sales prices adjusted for fixed and determinable contractual price changes, current costs and statutory tax rates (adjusted for tax credits and other items), and a ten percent annual discount rate. No deduction has been made for depletion, depreciation or any indirect costs such as general corporate overhead or interest expense. Cash outflows for future production and development costs include cash flows associated with the ultimate settlement of the asset retirement obligation.

The following table sets forth unaudited information concerning future net cash flows for oil and gas reserves, net of income tax expense. Future income tax expense on the J-W properties is based on Berry's purchase price allocation. This information does not purport to present the fair market value of the J-W properties' oil and gas assets, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.

Standardized measure of discounted future net cash flows from estimated production of proved oil and gas reserves (in thousands) as of December 31, 2004 :

Future cash inflows	$536,980
Future production costs	(167,546)
Future development costs	(27,945)
Future income tax expense	(88,209)

Future net cash flows	253,280

10% annual discount for estimated timing of cash flows	(148,788)

Standardized measure of discounted future net cash flows	$104,492

Average sales price at December 31, 2004:
Gas ($/Mcf)	$6.24
Oil ($/Bbl)	$-

Principal sources of change in discounted future net cash flows (in thousands) for the year ended December 31, 2004:

Beginning of year	$63,006
Sales, net of production costs	(13,386)
Net change in sales prices and production costs	61,945
Change in estimated future development costs	1,054
Development costs incurred during the period	3,107
Accretion of discount	7,649
Change in income taxes	(21,948)
Revisions of previous quantity estimates	4,889
Change in production rates and other	(1,824)

End of year	$104,492